Exhibit 99.1

Press Release

Cornerstone Therapeutics Reports First Quarter 2013 Financial Results

•	Net revenue increased 71% compared to first quarter of 2012

•	Net income per share, diluted of $0.09, up $0.16 compared to first quarter of 2012

•	License of exclusive U.S. rights of PERTZYE® (pancrelipase) on May 9, 2013, to market to Cystic Fibrosis patients

CARY, N.C., May 9, 2013 – Cornerstone Therapeutics Inc. (NASDAQ: CRTX), a specialty pharmaceutical company focused on commercializing products for the U.S. hospital and adjacent specialty markets, today announced results for the first quarter ended March 31, 2013.

Total net product sales were $38.0 million for the first quarter of 2013 compared to $22.2 million in the first quarter of 2012, an increase of 71%. Net sales of the ZYFLO® (zileuton) family of products amounted to $14.6 million for the first quarter of 2013, an increase of 17% over the first quarter of 2012. CUROSURF® (poractant alfa) net product sales totaled $9.5 million during the quarter, representing an increase of 25% compared to the first quarter of 2012. CARDENE® I.V. (nicardipine hydrochloride) net sales were $13.8 million for the first quarter of 2013. There were no comparable sales for CARDENE I.V. in the first quarter of 2012 as Cornerstone acquired the product rights to CARDENE I.V. as a result of its acquisition of EKR in June 2012.

Net income for the first quarter of 2013 was $2.4 million, or $0.09 per diluted share, compared to a net loss of $1.8 million, or $(0.07) per diluted share, in the first quarter of 2012. On a non-GAAP basis, net income for the first quarter was $7.1 million, or $0.24 per diluted share, up from $1.3 million, or $0.05 per diluted share, in the first quarter of 2012.

Non-GAAP net income and net income per diluted share exclude stock-based compensation expense, amortization of product rights, transaction-related expenses, acquisition adjustments related to inventory sold, the change in acquisition-related contingent payments and the gain on the divestiture of certain product rights.

“In the first quarter, we gained momentum as a result of executing our strategic plan to focus exclusively on the hospital and related market segments. We believe that strategy is starting to really pay off,” said Craig A. Collard, Cornerstone’s Chief Executive Officer. “Increased sales of our products in addition to improved gross margins and profitability show that our strategy is working. We are confident that Cornerstone is well positioned for continued growth.”

A breakdown of net revenues by product for the three months ended March 31, 2013 (in thousands, except percentages) follows:

	Three Months Ended
	March 31,		Change
	2013	2012	$	%
Net product sales
CARDENE I.V. product family	$13,839	$—	$13,839	100%
CUROSURF	9,520	7,613	1,907	25
ZYFLO product family	14,624	12,448	2,176	17
Other products	(3)	2,096	(2,099)	(100)

Total net product sales	37,980	22,157	15,823	71
License and royalty agreement revenues	—	4	(4)	(100)

Net revenues	$37,980	$22,161	15,819	71

Gross margin (exclusive of license and royalty agreement revenues and amortization of product rights) for the first quarter of 2013 was 68%, up from 61% in the comparable quarter of 2012. This sharp increase was primarily due to the addition of CARDENE I.V., whose gross margin significantly exceeds CUROSURF’s gross margin. A decrease in estimated rates of chargebacks and price adjustments for CUROSURF also aided gross margin.

Selling, general and administrative expenses were $13.1 million during the first quarter of 2013, a 20% increase over $10.9 million in the comparable quarter of 2012. This was driven by increases in compensation, travel and other related employee benefits due to the continued growth of the company’s products and related sales force, as well as an increase in advertising and promotional expenses related to CARDENE I.V. and the anticipated launch of BETHKIS® (tobramycin inhalation solution).

As of March 31, 2013, Cornerstone had $63.4 million in cash and cash equivalents, an increase of $7.1 million from December 31, 2012.

“We remain focused on growing revenue organically and expanding our product offerings through licensing and acquisition opportunities that align with our vision for growth,” continued Mr. Collard. “This is evident in our acquisition of the exclusive U.S. rights to market PERTZYE. We believe that the combination of PERTZYE and BETHKIS, which is scheduled to launch later this year, will represent a strong product portfolio addressing needs of cystic fibrosis patients. We plan to promote these products using a specialized group within our hospital sales force. These are the types of synergies you can expect to see from Cornerstone.”

Conference Call Information

Cornerstone Therapeutics will host a conference call today at 8:30 AM ET to discuss financial results for the three months ended March 31, 2013. To participate in the live conference call, please dial 888-523-1228 (U.S. callers) or 719-325-2432 (international callers), and provide passcode 8910700. A live webcast of the call will also be available through the Investor Relations section of the Company’s website. Please allow extra time prior to the webcast to register, download and install any necessary audio software.

The conference call and the webcast will be archived for 30 days. The telephone replay of the call will be available approximately two hours after completion of the call by dialing 888-203-1112 (U.S. callers) or 719-457-0820 (international callers), and providing passcode 8910700.

IMPORTANT SAFETY INFORMATION ABOUT PERTZYE

PERTZYE (pancrelipase) is indicated for the treatment of exocrine pancreatic insufficiency due to cystic fibrosis or other conditions.

Fibrosing colonopathy is associated with high-dose use of pancreatic enzyme replacement. Exercise caution when doses of PERTZYE exceed 2,500 lipase units/kg of body weight per meal (or greater than 10,000 lipase units/kg of body weight per day). To avoid irritation of oral mucosa, do not chew PERTZYE or retain in the mouth. Hyperuricemia may develop. Consider monitoring uric acid levels in patients with hyperuricemia, gout, or renal impairment. Exercise caution when administering pancrelipase to a patient with a known allergy to proteins of porcine origin. There is theoretical risk of viral transmission with all pancreatic enzyme products including PERTZYE. The most common adverse reactions (> 10% of patients treated with PERTZYE) are diarrhea, dyspepsia, and cough.

PERTZYE full Prescribing Information and Medication Guide are available at www.pertzye.com.

IMPORTANT SAFETY INFORMATION ABOUT BETHKIS

BETHKIS is indicated for the management of cystic fibrosis patients with Pseudomonas aeruginosa. Safety and efficacy have not been demonstrated in patients under the age of six years, patients with FEV1 less than 40% or greater than 80% predicted, or patients colonized with Burkholderia cepacia.

BETHKIS is contraindicated in patients with a known hypersensitivity to any aminoglycoside. Bronchospasm can occur with inhalation of BETHKIS. Bronchospasm and wheezing should be treated as medically appropriate. Caution should be exercised when prescribing BETHKIS to patients with known or suspected auditory, vestibular, renal, or neuromuscular dysfunction. Audiograms, serum concentration, and renal function should be monitored as appropriate. Avoid concurrent and/or sequential use of BETHKIS with other drugs with neurotoxic or ototoxic potential. BETHKIS should not be administered concurrently with ethacrynic acid, furosemide, urea, or mannitol. Aminoglycosides may aggravate muscle weakness because of a potential curare-like effect on neuromuscular function. Fetal harm can occur when aminoglycosides are administered to a pregnant woman. Apprise women of the potential hazard to the fetus. Common adverse reactions (more than 5%) occurring more frequently in BETHKIS patients are forced expiratory volume decreased, rales, red blood cell sedimentation rate increased, and dysphonia.

BETHKIS full Prescribing Information is available at www.crtx.com

About Cornerstone Therapeutics

Cornerstone Therapeutics Inc. (NASDAQ: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on commercializing products for the hospital and adjacent specialty markets. Key elements of the Company’s strategy are to focus its commercial and development efforts in the hospital and adjacent specialty product sector within the U.S. pharmaceutical marketplace; continue to seek out opportunities to acquire companies, marketed or registration-stage products and late-stage development products that fit within the Company’s focus areas; and generate revenues by marketing approved generic products through the Company’s wholly-owned subsidiary, Aristos Pharmaceuticals, Inc. For more information, visit www.crtx.com.

Use of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. The Company’s management regularly uses supplemental non-GAAP financial measures to understand, manage and evaluate its business and make operating and compensation decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The additional non-GAAP financial information presented in this press release should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP (such as operating income (loss), net income (loss) and earnings (loss) per share) and should not be considered measures of the Company’s liquidity. These non-GAAP measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

The non-GAAP financial measures reflect adjustments for stock-based compensation expense, amortization of product rights, transaction-related expenses, acquisition adjustments related to inventory sold, changes in acquisition-related contingent payments and the gain on the divestiture of certain product rights. Transaction-related expenses consist of (1) costs incurred to complete product or company acquisitions or other strategic transactions, including due diligence and legal, consulting and other related fees; (2) integration costs related to the Company’s completed transactions; and (3) transaction-related fees associated with transactions that are not consummated. The Company excludes these expenses from its non-GAAP measures because it believes that their exclusion provides an additional means to assess the extent to which the Company’s efforts and execution of its strategy are reflected in its operating results. In particular, stock-based compensation expense is excluded primarily because it is a non-cash expense that is determined based on subjective assumptions; amortization of product rights is excluded because it is not reflective of the cash-settled expenses incurred related to product sales; and the transaction-related expenses, acquisition adjustments related to inventory sold, changes in acquisition contingent payments and the Company’s gain on the divestiture of certain product rights are excluded because management believes they have no direct correlation to current operating results. Management believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors’ and management’s overall understanding of the Company’s current financial performance and its prospects for the future.

The non-GAAP measures are subject to inherent limitations because (1) they do not reflect all of the expenses associated with the results of operations as determined in accordance with GAAP and (2) the exclusion of these expenses involves the exercise of judgment by management. Even though the Company has excluded stock-based compensation expense, amortization of product rights, transaction-related expenses, acquisition adjustments related to inventory sold, changes in acquisition-related contingent payments and the gain from the divestiture of product rights from the non-GAAP financial measures, stock-based compensation is an integral part of the Company’s compensation structure, the acquisition of additional companies and/or product rights and the divestiture of the Company’s anti-infective product rights are an important part of its business strategy and transaction-related expenses, whether or not the transaction is successfully closed, may be significant cash expenses.

Safe Harbor Statement

Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.

There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our “critical accounting estimates”; our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; our ability to replace the revenues from products we no longer market; patient, physician and third-party payer acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products; our ability to obtain U.S. Food and Drug Administration, or FDA, approval to manufacture, market and sell our products and product candidates, including LIXAR® and RETAVASE®; our ability to successfully and effectively launch our Hydrocodone Polistirex and Chlorpheniramine Polistirex Extended Release Suspension product and BETHKIS; our ability to enter into additional strategic licensing, product acquisition, collaboration or co-promotion transactions on favorable terms, if at all; our ability to manage and control unknown liabilities in connection with any acquisitions; our ability to successfully manage growth or integrate acquired businesses and operations; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our product candidates and whether such results will be indicative of results obtained in later clinical trials; our ability to develop and commercialize our product candidates before our competitors develop and commercialize competing products; our ability to satisfy FDA and other regulatory requirements; our substantial indebtedness and debt covenants; and our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the SEC on March 14, 2013 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this press release reflect our expectations and beliefs only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as may be required by law. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.

Trademarks

LIXAR®, ZYFLO CR® and ZYFLO® are registered trademarks of Cornerstone Therapeutics Inc. CARDENE® I.V. and RETAVASE® are registered trademarks of EKR Therapeutics, Inc., Cornerstone Therapeutics’ wholly-owned subsidiary. CUROSURF® and BETHKIS® are owned by Chiesi Farmaceutici S.p.A. and licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States. PERTZYE® is a registered trademark of Digestive Care, Inc. and licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States.

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2013	2012
Net revenues	$37,980	$22,161
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	12,157	8,686
Selling, general and administrative	13,117	10,922
Research and development	827	1,045
Amortization of product rights	4,155	5,301
Change in acquisition-related contingent payments	2,398	—
Transaction-related expenses	683	742
Other operating expenses, net	—	(1,492)

Total costs and expenses	33,337	25,204

Income (loss) from operations	4,643	(3,043)
Other expenses, net:
Interest expense, net	(1,663)	(2)
Other income (expense), net	529	—

Total other expenses	(1,134)	(2)

Income (loss) before income taxes	3,509	(3,045)
(Provision for) benefit from income taxes	(1,094)	1,220

Net income (loss)	$2,415	$(1,825)

Comprehensive income (loss)	$2,415	$(1,825)

Net income (loss) per share, basic	$0.09	$(0.07)

Net income (loss) per share, diluted	$0.09	$(0.07)

Weighted-average common shares, basic	26,364,035	25,817,185

Weighted-average common shares, diluted	30,972,585	25,817,185

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2013 (Unaudited)	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$63,392	$56,250
Accounts receivable, net	16,672	14,368
Inventories, net	9,808	11,384
Prepaid expenses	4,374	3,343
Income tax receivable	450	4,094
Deferred tax asset	2,593	1,614
Acquisition-related current assets	9,655	11,134
Other current assets	221	379

Total current assets	107,165	102,566

Property and equipment, net	1,489	1,310
Product rights, net	227,956	232,111
Goodwill	33,180	33,356
Other assets	32	32

Total assets	$369,822	$369,375

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,904	$12,439
Accrued expenses	36,920	37,379
Acquisition-related contingent payments	7,156	6,846
Acquisition-related current liabilities	8,053	9,636
Other current liabilities	641	525

Total current liabilities	64,674	66,825

Acquisition-related contingent payments, less current portion	27,288	26,362
Long-term debt	89,566	89,540
Deferred tax liability	14,110	15,683
Other long-term liabilities	4,553	4,792

Total liabilities	200,191	203,202

Stockholders’ equity
Preferred stock - $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock - $0.001 par value, 90,000,000 shares authorized; 26,426,811 and 26,348,470 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	26	26
Additional paid-in capital	168,504	167,461
Retained earnings (accumulated deficit)	1,101	(1,314)

Total stockholders’ equity	169,631	166,173

Total liabilities and stockholders’ equity	$369,822	$369,375

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities
Net income (loss)	$2,415	$(1,825)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization and depreciation	4,340	5,455
Amortization of debt costs	26	—
Provision for prompt payment discounts	1,110	664
Provision for other receivables	23	—
Provision for inventory allowances	1,572	12
Acquisition accounting adjustment on inventory sold	29	—
Gain on sale of product rights	—	(1,492)
Change in acquisition-related contingent payments	2,398	—
Stock-based compensation	668	675
Deferred revenue	—	(608)
Deferred income taxes	932	(1,222)
Changes in operating assets and liabilities:
Accounts receivable	(3,368)	(2,770)
Inventories	(25)	(325)
Prepaid expenses and other assets	(1,031)	1,424
Accounts payable, accrued expenses, and other liabilities	(891)	(2,796)
Acquisition-related current assets and liabilities	31	(1,000)
Income taxes receivable	160	1,099

Net cash provided by (used in) operating activities	8,389	(2,709)

Cash flows from investing activities
Purchase of property and equipment	(364)	(80)
Proceeds from sale of product rights	—	3,000

Net cash (used in) provided by investing activities	(364)	2,920

Cash flows from financing activities
Proceeds from exercise of common stock options	382	23
Excess tax benefit from stock-based compensation	—	38
Payments related to net settlement of restricted stock	(7)	(24)
Acquisition-related contingent payments	(1,229)	—
Principal payments on capital lease obligation	(29)	(17)

Net cash (used in) provided by financing activities	(883)	20

Net increase in cash and cash equivalents	7,142	231
Cash and cash equivalents as of beginning of period	56,250	73,968

Cash and cash equivalents as of end of period	$63,392	$74,199

CORNERSTONE THERAPEUTICS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables reconcile our non-GAAP measures to the most directly comparable GAAP financial measures (in thousands, except share and per share amounts):

	For the Three Months Ended
	March 31,
	2013	2012
GAAP income (loss) from operations	$4,643	$(3,043)
Add: stock-based compensation	668	675
Add: amortization of product rights	4,155	5,301
Add: transaction-related expenses	683	742
Add: acquisition adjustments related to inventory sold	29	—
Less: change in acquisition-related contingent payments	2,398	—
Less: gain on divestiture of product rights	—	(1,492)

Non-GAAP income from operations	$12,576	$2,183

GAAP net income (loss)	$2,415	$(1,825)
Add: stock-based compensation	668	675
Add: amortization of product rights	4,155	5,301
Add: transaction-related expenses	683	742
Add: acquisition adjustments related to inventory sold	29	—
Less: change in acquisition-related contingent payments	2,398	—
Less: gain on divestiture of product rights	—	(1,492)
Less: tax effects related to above items[1]	(3,243)	(2,094)

Non-GAAP net income	$7,105	$1,307

GAAP net income (loss) per share, diluted	$0.09	$(0.07)

Non-GAAP net income per share, diluted[2]	$0.24	$0.05

Shares used in diluted net income (loss) per share calculation:
GAAP net income (loss)	30,972,585	25,817,185

Non-GAAP net income	30,972,585	26,292,839

[1]

Income taxes typically represent a complex element of our consolidated statement of comprehensive income (loss) and effective tax rates can vary widely between different periods. As such, for the three months ended March 31, 2013, we calculated non-GAAP net income by applying our statutory tax rate of 37.9% to non-GAAP income before taxes of $11.4 million. The tax effects for the three months ended March 31, 2013 represent the difference between our GAAP tax provision of $1.1 million and our calculated non-GAAP tax expense of $4.3 million. Tax effects for the three months ended March 31, 2012 were calculated using the effective tax rate of 40.1%.

[2]

The convertible term loan was determined to be dilutive to non-GAAP net income per share, diluted for the three months ended March 31, 2013. As such, for the three months ended March 31, 2013, non-GAAP net income was adjusted for $307,000 of interest expense related to the convertible term loan, net of tax effects. Non-GAAP net income adjusted for the related interest expense, net of tax effects, was divided by the sum of the weighted-average number of common shares and dilutive common share equivalents outstanding during the period, as adjusted for the impact of the shares related to the convertible debt of approximately 4.2 million shares for the three months ended March 31, 2013.

Contacts

Investor Relations Contact:

Josh Franklin, Vice President, Strategy and Business Development, +1-919-678-6520, josh.franklin@crtx.com

Media Relations Contact:

Fleishman-Hillard, Andrea Moody, +1-919-457-0743, andrea.moody@fleishman.com